Exhibit 31.1

CERTIFICATION OF PERIODIC REPORT PURSUANT TO SECTION 302

OF SARBANES-OXLEY ACT OF 2002

We, the undersigned Clifton H. Morris, Jr., Chairman of the Board and Chief Executive Officer of AmeriCredit Corp. (the “Company”), Daniel E. Berce, President of the Company, and Preston A. Miller, Executive Vice President, Chief Financial Officer and Treasurer of the Company, do hereby each certify, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	We have reviewed the Quarterly Report on Form 10-Q/A of the Company for the quarter ended September 30, 2002 (the “Report”);
(2)	Based on our knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;
(3)	Based on our knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report;
(4)	We (i) are responsible for establishing and maintaining disclosure controls and procedures for the Company; (ii) have designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the Report was prepared; (iii) have evaluated the effectiveness of the Company’s disclosure controls and procedures within 90 days of the date of the Report; and (iv) have presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures based on such evaluation.
(5)	We have disclosed to the Company’s independent accountants and to the Audit Committee of the Board of Directors: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s independent accountants any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
(6)	We have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: September 29, 2003

/s/ Clifton H. Morris, Jr.
Clifton H. Morris, Jr.
Chairman of the Board and
Chief Executive Officer

/s/ Daniel E. Berce
Daniel E. Berce
President

/s/ Preston A. Miller
Preston A. Miller
Executive Vice President,
Chief Financial Officer and Treasurer